Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine
Eligibility of a Trustee Pursuant to Section 305(b)(2)          ☒

The Bank of New York Mellon
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification Number)

One Wall Street
New York, New York	10286
(Address of principal executive offices)	(Zip code)

each USAA AUTO OWNER TRUST 20[   ]-[  ] that issues notes under the registration statement

(Exact name of obligor as specified in its charter)

Delaware	71-0898378
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

c/o USAA Acceptance, LLC
9830 Colonnade Blvd.
Suite 600
San Antonio, Texas	78230
(Address of principal executive offices)	(Zip code)

USAA Auto Owner Trust
20[   ]-[  ] Asset Backed Notes
(Title of the indenture securities)

Item 1.	General Information.

          Furnish the following information as to the Trustee:
          (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of	One State Street, New York, N.Y.
New York	10004-1417, and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

          (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.	Affiliations with the obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

                      None.

Item 16.	List of Exhibits.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York Mellon (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152856).

4.	A copy of the existing By-laws of the Trustee.

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

          Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 25th day of September, 2009.

THE BANK OF NEW YORK MELLON

By:	/s/ Michael F. Burack

Name: Michael F. Burack
Title: Assistant Treasurer

BY-LAWS
of
The Bank of New York Mellon
As amended and Restated through July 4, 2009

BY-LAWS
of
The Bank of New York Mellon

As amended and Restated through July 4, 2009

ARTICLE I
STOCKHOLDERS

          SECTION 1.1. Annual Meeting. The annual meeting of stockholders of The Bank of New York Mellon (hereinafter called the Bank) for the election of directors and the transaction of such other business as properly may be brought before such meeting shall be held within each calendar year at the principal office of the Bank, or such other place as shall be specified in the notice of such meeting, on such day and at such hour as may be fixed by the Board of Directors (hereinafter called the Board).

          SECTION 1.2. Special Meetings. Special meetings of the stockholders of the Bank (hereinafter called the stockholders) may be called by the Board, the Executive Chairman of the Board, the Chief Executive Officer or the President and shall be called upon the written request of the holders of record of a majority of the outstanding shares of stock of the Bank entitled to vote at the meeting requested to be called. Such meetings of stockholders shall be held on such day and at such hour and at such place, within or without the State of New York, as may be fixed by the Board.

          SECTION 1.3. Notice of Meetings. Notice of each meeting of stockholders shall be given in writing, not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting, and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders.

          Notwithstanding the foregoing, notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

          SECTION 1.4. Quorum of Stockholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business. At all meetings of stockholders, a quorum being present, all matters, except as otherwise provided by law or the Organization Certificate of the Bank, shall be authorized by a majority of the votes cast at the meeting by the stockholders present in person or by proxy and entitled to vote thereon. The stockholders present may adjourn the meeting despite the absence of a quorum.

ARTICLE II
BOARD OF DIRECTORS

          SECTION 2.1. Number of Directors. The business of the Bank shall be managed by the Board of Directors (the “Board”) which shall consist of such number of directors, within the minimum and maximum limits prescribed in the Organization Certificate of the Bank, as from time-to-time shall be determined by the vote of a majority of the directors then in office or by the stockholders. In the event of any increase in the number of directors, additional directors shall be elected in the manner herein prescribed for the filling of vacancies. No decrease in the number of directors shall shorten the term of any incumbent director. All directors must possess such qualifications as to stock ownership, citizenship, residence and age as are prescribed by the Banking Law. Directors shall hold office until the next annual meeting of the stockholders and until their successors are elected and have qualified.

          SECTION 2.2. Eligibility. No person shall be eligible for election or reelection as a member of the Board who shall have attained the age of seventy years.

          SECTION 2.3. Meetings of the Board. An annual meeting of the Board shall be held in each year within fifteen days after the annual meeting of stockholders. Regular meetings of the Board shall be held on such day and at such hour as the directors may fix from time-to-time, and no notice thereof need be given. In case any date for a meeting shall fall on a public holiday, such meeting shall be held on the next succeeding business day. Special meetings of the Board may be held at any time upon the call of the Executive Chairman of the Board or the Chief Executive Officer or, in their absence, a principal executive officer and shall be called upon the written request of any two directors.

          Meetings of the Board shall be held at such places within or without the State of New York as may be fixed by the Board. If no place is so fixed, meetings of the Board shall be held at the principal office of the Bank in the City of New York.

          Notices of the annual and special meetings of the Board shall be given by delivery, mail, telegraph, facsimile, e-mail, radio or cable to each director at his usual place of business or residence address not later than noon, New York time, on the third day prior to the day on which the meeting is to be held or, if given personally or by telephone, not later than noon, New York time, on the day before the day on which the meeting is to be held.

          Notice of a meeting of the Board need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

          A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Except for announcement at the meeting, notice of the time and place of any adjourned meeting need not be given.

Members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          SECTION 2.4. Quorum of Directors and Action by the Board. One-third of the entire Board, but in no case less than five directors, shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Organization Certificate of the Bank or these By-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

          SECTION 2.5. Removal of Directors. Any one or more of the directors may be removed for cause by action of the Board. Any or all of the directors may be removed with or without cause by vote of the stockholders.

          SECTION 2.6. Vacancies. All vacancies in the office of director shall be filled by election by the stockholders, except that vacancies not exceeding one-third of the entire Board may be filled by the affirmative vote of a majority of the directors in office and the directors so elected shall hold office for the balance of the unexpired term.

          SECTION 2.7. Compensation. Members of the Board, except members who are officers of The Bank of New York Mellon Corporation or any of its subsidiaries, shall be entitled to receive such compensation and such fees for attendance as the Board shall fix from time-to-time.

          SECTION 2.8. Minutes. Regular minutes of the proceedings of the Board shall be kept in books to be provided for that purpose which shall always be open for the inspection of any director.

          SECTION 2.9. Reports. At each regular meeting of the Board there shall be submitted a report of the concerns and business of the Bank, including such reports as shall be required by law or by regulation of the authorities having jurisdiction over the Bank.

          SECTION 2.10. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, to the extent permitted by law and regulation, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such consent is filed with the minutes of the proceedings of the Board or such committee.

ARTICLE III
EXECUTIVE COMMITTEE

          SECTION 3.1. Membership. The Board, by resolution adopted by a majority of the entire Board at its annual meeting, shall designate from among its members an Executive Committee, consisting of not less than five directors, which shall have all the authority of the Board, except as may be otherwise provided by law.

          Vacancies in the Executive Committee shall be filled by the Board. The Board may designate one or more directors as alternate members of the Executive Committee who may replace any absent member or members at any meeting of such committee.

          SECTION 3.2. Time and Place of Meetings. There shall be meetings of the Executive Committee at the principal office of the Bank, on such day, at such hour and at such place as the Committee may fix from time-to-time, and no notice thereof need be given.

          SECTION 3.3. Special Meetings. Special meetings of the Executive Committee may be called at any time by the Executive Chairman of the Board or the Chief Executive Officer or, in their absence, a principal executive officer and shall be called upon the written request of any two members of the Committee. Notice of such meetings shall be given or waived as provided in Article II for special meetings of the Board.

SECTION 3.4. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. Members of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          SECTION 3.5. Compensation. The members of the Executive Committee, other than officers of The Bank of New York Mellon Corporation or any of its subsidiaries, shall receive such compensation and fees as the Board may determine from time-to-time.

          SECTION 3.6. Minutes. Regular minutes of the proceedings of the Executive Committee shall be kept in books to be provided for that purpose which shall always be open for the inspection of any director. Minutes of the meetings of the Executive Committee since the previous meeting of the Board shall be submitted at the next regular monthly meeting of the Board.

          SECTION 3.7. Reports. At each meeting of the Executive Committee there shall be submitted a report of the concerns and business of the Bank, including such reports as shall be required by law or by regulation of the authorities having jurisdiction over the Bank.

ARTICLE IV
OTHER COMMITTEES

          SECTION 4.1. Examining Committee. The Board shall appoint an Examining Committee of not less than three of its members, none of whom shall be an officer of The Bank of New York Mellon Corporation or any of its subsidiaries, who shall hold office at the pleasure of the Board. The Committee shall conduct examinations of the affairs of the Bank as required by the Banking Law or as directed by the Board and shall have supervision over the activities of the Auditor. The Committee also shall review the examinations of the Bank made by the regulatory authorities and report to the Board its recommendations with respect thereto.

          SECTION 4.2. Other Committees of Directors, Officers and/or Other Persons. The Board may appoint, or authorize the Executive Chairman or the Chief Executive Officer or, in their absence, a principal executive officer to appoint, from time-to-time, such other committees consisting of directors, officers and/or other persons and having such powers, duties and functions in or relating to the business and affairs of the Bank as the Board may determine. Each such committee and each member thereof shall serve at the pleasure of the Board and, in the case of any committee appointed by the Executive Chairman, the Chief Executive Officer or a principal executive officer, at the pleasure of the Executive Chairman or of the Chief Executive Officer or, in their absence, of a principal executive officer. A majority of all members of any such committee may determine the rules of order and procedure of such committee and the time and place of its meetings, unless the Board, or, in the case of any committee appointed by the Executive Chairman, the Chief Executive Officer or a principal executive officer, the Executive Chairman or the Chief Executive Officer or, in their absence, a principal executive officer, shall otherwise provide.

          SECTION 4.3. Compensation. Members of committees, other than officers of The Bank of New York Mellon Corporation or any of its subsidiaries, shall be paid such compensation and such other fees for attendance at meetings as the Board shall determine from time-to-time.

          SECTION 4.4. Manner of Acting. Members of the Examining Committee or other committees of directors, officers and/or other persons appointed by the Board may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE V
OFFICERS

          SECTION 5.1. Principal Executive Officers. The Board at its annual meeting shall elect from its number an Executive Chairman of the Board (hereinafter called the Executive Chairman), who shall serve also as Chairman of the Executive Committee, a Chief Executive Officer, and a President. The Board may designate the Chief Executive Officer or the President, or one of the persons holding titles provided in Section 5.2, to act as and carry the additional title of Chief Operating Officer. Officers elected pursuant to this Section 5.1 shall hold office during the pleasure of the Board, which may fill any vacancy and change the designation of the Chief Operating Officer at any regular or special meeting. Officers elected under this section may be removed with or without cause by the Board.

          SECTION 5.2. Senior Executive Officers. The Board or the Executive Committee shall elect one or more senior executive officers, any of whom may be designated Vice Chairman of the Board, or Senior Executive Vice President and may elect such other officers with such titles as may be specified upon election. The order of seniority shall be determined by the Chief Executive Officer with the approval of the Board or the Executive Committee. Senior executive officers elected under this section may be removed with or without cause by the Board.

          SECTION 5.3. Other Senior Officers. The Board or the Executive Committee shall elect a Secretary; a Treasurer; a Comptroller; a Chief Auditor; and such other officers with such titles as may be specified upon election. The order of seniority shall be determined by the Chief Executive Officer with the approval of the Board or the Executive Committee. The Chief Executive Officer or, in his absence, a principal executive officer, may remove any of the officers elected under this section with or without cause with the approval of the Board or the Executive Committee.

          SECTION 5.4. Appointed Officers. Officers of the Bank carrying titles set forth in this section may be appointed and removed with or without cause by the Chief Executive Officer or, in his absence, by a principal executive officer. Such officers may include one or more Executive Vice Presidents; one or more Managing Directors; one or more Senior Vice Presidents; one or more First Vice Presidents; one or more Vice Presidents; one or more Senior Associates; one or more Associates; and such other officers with such titles as may be specified upon appointment.

          SECTION 5.5. Bonds. The Board may require any or all officers or employees to give bonds from time-to-time.

          SECTION 5.6. General Supervisory Powers. The Chief Executive Officer or, in his absence, a principal executive officer, shall have general supervision of the policies and operations of the Bank which shall in every case be subject to the direction and control of the Board.

          SECTION 5.7. Executive Officers. The principal executive officers, the senior executive officers and Executive Vice Presidents shall participate in the supervision of the policies and operations of the Bank as directed by the Chief Executive Officer. In his absence a principal executive officer, or a senior executive officer in the order of seniority determined by the Chief Executive Officer as provided in Section 5.2, shall have general supervision of such policies and operations.

          SECTION 5.8. Senior Vice Presidents, Managing Directors, First Vice Presidents and Vice Presidents. Senior Vice Presidents, Managing Directors, First Vice Presidents and Vice Presidents shall participate in the supervision of operations of the Bank as directed by the Chief Executive Officer. They shall perform such other duties as shall be assigned to them by the Board, the Chief Executive Officer or an executive officer.

          SECTION 5.9. Secretary. The Secretary shall keep the minutes of all meetings of the Board and of the Executive Committee; shall attend to the giving of such notices of meetings as may be required by these By-laws and shall perform all the duties assigned to him or her by the Board or the Chief Executive Officer and in general those duties incident to the office of Secretary. He or she shall have custody of the corporate seal and shall have authority to affix the same to any documents requiring such seal and to attest the same. In the absence of the Secretary, an Assistant Secretary shall act in his or her stead.

          SECTION 5.10. Treasurer. The Treasurer shall have the care and custody of all moneys, funds and other property of the Bank which may come into his or her hands and shall perform such other duties as may be assigned to him or her from time-to-time by the Board or the Chief Executive Officer.

          SECTION 5.11. Comptroller. The Comptroller shall exercise general supervision over, and be responsible for, all matters pertaining to the accounting and bookkeeping of the Bank. He or she shall keep the permanent records of property and indebtedness and of all transactions bearing on the financial affairs of the Bank. The Comptroller shall perform such additional duties as shall be assigned to him or her by the Board or the Chief Executive Officer. He shall at any time on the request of any three directors report to the Board or the Executive Committee such matters concerning the affairs of the Bank as, in his, her or their judgment, should be brought to the attention of the directors.

          SECTION 5.12. Auditor. The Auditor shall report, through the Examining Committee, to the Board. He or she shall be responsible for the planning and direction of the internal auditing function and the evaluation of the internal control safeguards of the Bank. He or she shall perform such additional duties as shall be assigned by the Board, the Examining Committee or the Chief Executive Officer.

          SECTION 5.13. Other Officers. All officers whose duties are not described by these By-laws shall perform such duties as may be designated by the Chief Executive Officer or any officer authorized by him or her to do so.

ARTICLE VI
SIGNING AUTHORITIES

          SECTION 6.1 Real Property. Real property owned by the Bank in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board. The Board may from time-to-time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Bank in its own right with such maximum values as the Board may fix in its authorizing resolution.

          SECTION 6.2 Senior Signing Powers. Subject to the exception provided in Section 6.1, the Chief Executive Officer, the President, any Vice Chairman, any Senior Executive Vice President and any Executive Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Bank in all transactions arising out of, or in connection with, the normal course of the Bank’s business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Bank thereto. In such instances as in the judgment of the Chief Executive Officer, the President, any Vice Chairman, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Bank authorized in or pursuant to Section 6.3 to have any of the powers set forth therein, other than the officer signing pursuant to this Section 6.2, is authorized to attest to the seal of the Bank on any documents requiring such seal.

          SECTION 6.3. Limited Signing Powers. Subject to the exception provided in Section 6.1, in such instances as in the judgment of the Chief Executive Officer, the President, any Vice Chairman, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time to time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Bank to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

          SECTION 6.4 Powers of Attorney. All powers of attorney on behalf of the Bank shall be executed by any officer of the Bank jointly with the Chief Executive Officer, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or any Managing Director, provided that the execution by such Senior Vice President or Managing Director of said Power of Attorney shall be applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors and, at foreign branches only, by any two officers provided one of such officers is the Branch Manager.

          SECTION 6.5. Auditor. The Chief Auditor or any officer designated by the Chief Auditor is authorized to certify in the name of, or on behalf of the Bank, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

ARTICLE VII
INDEMNIFICATION

          SECTION 7.1. Indemnification. Any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director, trustee, officer or employee of the Bank or serves or served any other corporation in any capacity, at the request of the Bank, shall be indemnified by the Bank and the Bank may advance his related expenses, to the full extent permitted by law. For purposes of this Article VII, the Bank may consider the term “Bank” to include any corporation which has been merged or consolidated into the Bank or of which the Bank has acquired all or substantially all the assets in a transaction requiring authorization by the shareholders of the corporation whose assets were acquired.

          SECTION 7.2. Other Indemnification. The foregoing provisions of this Article VII shall apply in respect of all alleged or actual causes of action accrued before, on or after September 1, 1964, except that, as to any such cause of action which accrued before such date, the Bank may provide, and any person concerned shall be entitled to, indemnification under and pursuant to any statutory provision or principle of common law in effect prior to such date, all to the extent permitted by law.

ARTICLE VIII
CAPITAL STOCK

          SECTION 8.1. Certificates of Stock. Certificates of stock shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may bear the seal of the Bank. The signatures and the seal may be facsimile to the extent permitted by law. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the date of issue.

          SECTION 8.2. Transfer of Certificates. Separate books of transfer shall be kept in which transfers of shares of stock shall be entered by the person entitled to make such transfer or his attorney-in-fact, upon surrender of the certificate for the shares to be transferred in proper form for such transfer.

          SECTION 8.3. New Certificates. No new certificate shall be issued until the former certificate is cancelled except when a certificate is lost or destroyed a new certificate may be issued on such terms as the Board may prescribe.

ARTICLE IX
CORPORATE SEAL

          SECTION 9.1. The Seal. The Board shall provide a corporate seal for the Bank which may be affixed to any document, certificate or paper and attested by such individuals as provided by these Bylaws or as the Board may from time-to-time determine.

ARTICLE X
AMENDMENT OF BY-LAWS

          SECTION 10.1. Procedure for Amendments. By-laws of the Bank may be adopted, amended or repealed by vote of the stockholders entitled to vote in any election of directors. By-laws may also be adopted, amended or repealed by a majority of all the directors then in office. Any By-law adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon as hereinabove provided. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

The Bank of New York Mellon	FFIEC 031
Legal Title of Bank	Page RC-1

FDIC Certificate Number: 00639	13

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2009

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin[1]			0081	3,228,000	1.a.
b. Interest-bearing balances[2]			0071	56,028,000	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	6,782,000	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	39,436,000	2.b.
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	1,319,000	3.a.
			RCFD
b. Securities purchased under agreements to resell[3]			B989	50,000	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			RCFD
a. Loans and leases held for sale			5369	0	4.a.
b. Loans and leases, net of unearned income	B528	29,318,000			4.b.
c. LESS: Allowance for loan and lease losses	3123	414,000			4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	28,904,000	4.d.
5. Trading assets (from Schedule RC-D)			3545	6,282,000	5.
6. Premises and fixed assets (including capitalized leases)			2145	1,115,000	6.
7. Other real estate owned (from Schedule RC-M)			2150	6,000	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	830,000	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets:
a. Goodwill			3163	4,949,000	10.a.
b. Other intangible assets (from Schedule RC-M)			0426	1,514,000	10.b.
11. Other assets (from Schedule RC-F)			2160	11,560,000	11.
12. Total assets (sum of items 1 through 11)			2170	162,003,000	12.

[1]	Includes cash items in process of collection and unposted debits.

[2]	Includes time certificates of deposit not held for trading.

[3]	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

The Bank of New York Mellon	FFIEC 031
Legal Title of Bank	Page RC-2
FDIC Certificate Number: 00639

14

Schedule RC — Continued

			Dollar Amounts In Thousands				RCON | Tol | Bil | Mil | Thou
LIABILITIES
13.	Deposits:
		a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E,
			part I)				2200	57,327,000	13.a.
			(1) Noninterest-bearing[1]	RCON	6631	32,885,000			13.a.(1)
			(2) Interest-bearing	RCON	6636	24,442,000			13.a.(2)
		b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs				RCFN
			(from Schedule RC-E, part II)				2200	74,161,000	13.b.
			(1) Noninterest-bearing	RCFN	6631	2,846,000			13.b.(1)
			(2) Interest-bearing	RCFN	6636	71,315,000			13.b.(2)
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.		Federal funds purchased in domestic offices[2]			RCON	B993	414,000	14.a.
	b.		Securities sold under agreements to repurchase[3]			RCFD	B995	13,000	14.b.
15.	Trading liabilities (from Schedule RC-D)					RCFD	3548	6,144,000	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under						RCFD
	capitalized leases) (from Schedule RC-M)						3190	2,695,000	16.
17.	and 18. Not Applicable
19.	Subordinated notes and debentures[4]						3200	3,490,000	19.
20.	Other liabilities (from Schedule RC-G)						2930	5,064,000	20.
21.	Total liabilities (sum of items 13 through 20)						2948	149,308,000	21.
22.	Not applicable
EQUITY CAPITAL
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus						3838	0	23.
24.	Common Stock						3230	1,135,000	24.
25.	Surplus (exclude all surplus related to preferred stock)						3839	8,297,000	25.
26.		a.	Retained Earnings				3632	7,991,000	26.a.
		b.	Accumulated other comprehensive income[5]				B530	(5,097,000)	26.b.
		c.	Other equity capital components[6]				A130	0	26.c.
27.		a.	Total bank equity capital (sum of items 23 through 26.c)				3210	12,326,000	27.a.
		b.	Noncontrolling (minority) interests in consolidated subsidiaries				3000	369,000	27.b.
28.	Total equity capital (sum of items 27.a and 27.b)						G105	12,695,000	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)						3300	162,003,000	29.

Memorandum
To be reported with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the
	most comprehensive level of auditing work performed for the bank by independent external	RCFD	Number
	auditors as of any date during 2008	6724		M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =

Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =	Review of the bank’s financial statements by external auditors
7 =	Compilation of the bank’s financial statements by external auditors
8 =	Other audit procedures (excluding tax preparation work)
9 =	No external audit work

To be reported with the March Report of Condition.	RCON	MM	DD
2. Bank’s fiscal year-end date	8678			M.2.

[1]	Includes total demand deposits and noninterest-bearing time and savings deposits.

[2]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

[3]	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

[4]	Includes limited-life preferred stock and related surplus.

[5]

Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

[6]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.